UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Stockholders of Kilroy Realty Corporation (the “Company”) was held on May 23, 2013.

(b)	Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting.

Proposal 1:	Election of directors, each to serve until the Company’s 2014 Annual Meeting of Stockholders and until his respective successor has been duly elected and qualified.

Nominee	For	Withheld	Abstain	Broker Non-Votes
John B. Kilroy, Jr.	64,862,021	4,568,198	–	1,089,819

Edward F. Brennan, Ph.D.	26,747,365	42,682,854	–	1,089,819

William P. Dickey	28,810,876	40,619,343	–	1,089,819

Scott S. Ingraham	28,788,251	40,641,968	–	1,089,819

Dale F. Kinsella	28,811,633	40,618,586	–	1,089,819

Proposal 2:	Non-binding, advisory vote to approve the compensation of the named executive officers.

For	Against	Abstain	Broker Non-Votes
15,588,108	53,834,128	7,983	1,089,819

Proposal 3:	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
69,224,570	1,293,557	1,911	–

Proposal 4:	Approval of amendment and restatement of the Kilroy Realty 2006 Incentive Award Plan, as amended.

For	Against	Abstain	Broker Non-Votes
24,987,291	44,433,157	9,771	1,089,819

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By:	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President, Chief Accounting
Officer and Controller

Date: May 24, 2013

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